FORM OF PROMISSORY NOTE

$300,000.00	January 8, 2010

FOR VALUE RECEIVED TITAN ENERGY WORLDWIDE, INC. (the "Maker"), hereby promises to pay to [________], an individual, or his successors and assigns (the "Payee"), at [_____] or such other address as Payee shall provide in writing to the Maker for such purpose, the principal sum of Three Hundred Thousand Dollars (U.S. $300,000.00) (the "Principal Amount").

1.
Payments and Maturity. Maker agrees to repay the Principal Amount and simple Interest at the rate of 10% per annum by or before January 8, 2012 (the "Maturity Date"). All accrued interest will be paid on the Maturity Date.

2.	No Prepayment Penalty. The Note may be paid in whole or in part with no prepayment penalty.

3.
Warrants. The Company shall issue to the Payee five-year Warrants to purchase an aggregate of Six Hundred Thousand (600,000) shares of the Company's common stock, $0.0001 par value per share (the "Common Stock") with an exercise price of $0.25 per share (the "Warrants").

4.	Conversion Option.

(a)
The Payee, at its sole option, shall have the right to convert the PrincipalAmount and all accrued, but unpaid Interest on this Note into commonshares of the Company (the "Conversion Shares") by submitting a written notice (the "Optional Conversion Election Form"), in the form of Exhibit A annexed hereto, electing to exercise its optional conversion rights (the "Optional Conversion"). The date the Optional Conversion Election Form is received by the Maker shall be deemed the Conversion Date.

(b)	The number of common shares issued to the Payee upon conversion (the "Conversion Shares") will be determined as follows: [Principal Amount + Unpaid Interest] multiplied by 4 (four).

(c)	Conversion Mechanics.

(i)
Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon the exercise of Holders Optional Conversion Right, the Holder shall be required to physically surrender this Note (or any affidavit of lost Note) to the Company in order to receive the Conversion Shares and Conversion Warrants due upon conversion of this Note by the Company.

(ii)
Delivery of Shares Upon Conversion. Upon receipt by the Company of this Note(or any affidavit of lost Note) and provided the Holder has converted this Note inaccordance with the requirements of this Note, the Company shall issue and deliver orcause to be issued and delivered to or upon the order of the Holder the Certificate(s) for the Conversion Shares no later than two (2) business days after such receipt (the "Deadline").

(d) Concerning the Shares. Conversion Shares may not be sold or transferred unless (i)such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Note and who is an accredited investor. Except as otherwise provided herein, until such time as the Conversion Shares have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THE SECURITIES REPRESENTED BY THISCERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED ORASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144 or Rule 144(k) or (iii) if the Conversion Shares are registered for resale under an effective registration statement filed under the Act.

(e) Delivery of Conversion Warrants Upon Conversion. Upon receipt by the Company of this Note (or any affidavit of lost Note) and provided the Holder has converted this Note in accordance with the requirements of this Note, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Conversion Warrants no later than two (2) business days after such receipt (the "Deadline").

(f) Status as Shareholder. Upon submission of this Note by the Holder and the satisfaction of the Conversion Conditions by the Holder, (i) the shares covered thereby shall be deemed Conversion Shares and (ii) the Holder's rights as a Holder of this Note shall cease and terminate, excepting only the right to receive certificates for the Conversion Shares and the Conversion Warrants and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Conversion Shares and the Conversion Warrants prior to the third (3rd) business day after the expiration of the Deadline with respect to any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert this Note.

5. Mandatory Prepayment Upon Triggering Events. Upon the occurrence of a Triggering Event (as defined below), the Payee shall have the right, exercisable at the sole option of the Payee, to require the Maker to prepay all or a portion of the outstanding principal amount of this Note plus all accrued and unpaid interest thereon, which shall be due and payable within thirty (30) Business Days of the date on which the notice for the payment therefore is provided by the Payee. If the Maker fails to pay such payment hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Maker will pay interest thereon at a rate of 12% per annum (or such lesser amount permitted by applicable law), accruing daily from such date until such amount, plus all such interest thereon, is paid in full.

(a)
"Triggering Event" means any one or more of the following events (whateverthe reason and whether it shall be voluntary or involuntary. or effected byoperation of law or pursuant to any judgment, decree or order of any court. or any order, rule or regulation of any administrative or governmental body):

(i)	any default in the payment of the principal or interest or other payments owing inrespect of this Note, free of any claim of subordination, as and when the same shallbecome due and payable;

(ii)
the Maker or any of its subsidiaries shall commence or there shall be commenced against the Maker or any such subsidiary a case under any applicable bankruptcyor insolvency laws as now or hereafter in effect or any successor thereto; or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any subsidiary thereof or there is commenced against the Maker or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Maker or any subsidiary. thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undercharged or unstated for a period of 60 days; or the Maker or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any subsidiary thereof for the purpose of effecting any of the foregoing;

(iii)
the Maker shall fail to observe or perform any other covenant, agreement or warranty contained in, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within thirty (30) days after the date on which notice of such failure or breach shall have been given.

6.
No Waiver of Payee's Rights, etc. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers, or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.	Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.
Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest outstanding hereunder shall violate applicable laws governing usury, the applicable rate of interest outstanding hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.
Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys' fees and expenses incurred by the Payee in pursuing collection of this Note.

10.
Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

11.
Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

12.	Due Authorization. This Note has been duly authorized, executed and delivered by the Maker and is the legal obligation of the Maker, enforceable against the Maker in accordance with its terms.

13.
Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusivejurisdiction of the state and federal courts sitting in the State of Michigan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

14.	Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Minnesota or State of Nevada are authorized or required by law or other government action to close.

"Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed and delivered as of the date first set forth above.

FOR: TITAN ENERGY WORLDWIDE, INC.

\s\ Jeffrey W. Flannery
 Jeffrey W. Flannery

Optional Conversion Election Form

2010

Titan Energy Worldwide, Inc.
10315 Grand River, Suite 302
Brighton, MI 48116

Re: Optional Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Promissory Note of Titan Energy Worldwide, Inc. (the "Company"), in the principal amount of $300,000.00 (the "Note"), held by me, I hereby elect to exercise my right of Optional Conversion (as such terms are defined in the Note), effective as of the date of this writing.

Please provide me with all applicable instructions for the Optional Conversion of the Note, and issue certificate(s) for the applicable shares issuable upon the Optional Conversion, in the name of the person provided below.

Very truly yours,

Name:

Please issue shares as follows:

Name

Address

Social Security No. of Shareholder